SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2010

Spectral Capital Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50274	510520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Fifth Avenue, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888)366-6115 formerly FUSA Capital Corporation ___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On September 15, 2010, Spectral Capital Corporation (the "Company") entered into a Letter of Intent with Gamma Investment Holdings Ltd. regarding the acquisition of a 47% undivided interest in two mineral properties in the Chita region of Russia.  Under the Letter of Intent, the parties are working toward a definitive agreement that would require the Company to invest a minimum of $35,000,000 into the development of the mineral properties over the next two years plus additional investments as determined by a Joint Venture Board that would be formed under the definitive agreement.  Spectral would also grant a net smelter royalty of 2% on gold and 1% on other minerals extracted from the property to Gamma.  Gamma would also be granted 5,000,000 warrants to purchase Spectral common stock at a per share exercise price of $1.00 for a term of five years.  Spectral currently operates several technology based media properties from which it does not derive sufficient revenue to make any investment, nor does Spectral currently have the cash or assets available to make such an investment.  Spectral would rely on the exercise of options held by its shareholders and other debt or equity financings in order to make the required investment.  There can be no assurance that the transaction will receive regulatory approval, due diligence approval  from either party or will result in a definitive agreement.  Even if a definitive agreement is signed, there can be no assurance that Spectral will be able to provide any of the required financing.    Spectral's current management has virtually no experience in mineral exploration.  While the company believes it can acquire such expertise and hire appropriate personnel, there can be no assurance that this will occur.

Developing a mineral property contains financial, operational, regulatory and environmental risks.  Spectral intends to minimize the environmental risks and improve throughput of any mineral properties it does acquire by utilizing its technology evaluation and implementation background to seek out and develop technology based solutions for these problems.  Spectral is currently evaluating such technologies, but has not identified a technology or partner as yet and there can be no assurance that Spectral will be successful in doing so.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 1.01   Letter of Intent between Spectral Capital Corporation and Gamma Investment Holdings Ltd. dated September 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectral Capital Corporation

/s/ Jenifer Osterwalder
Jenifer Osterwalder
President, Principal Executive Officer, Principal Financial Officer
Date: September 15, 2010